Registration No. 333-152569

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1/A-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL DIRECT CORP.
(Name of small business issuer in its charter)

Nevada	5190
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

Zuhldorfer Strasse 1D Bergfelde 16562 Hohen Neuendorf Oberhavel, BB, Germany (866) 694-0440 (Address and telephone number of registrant's executive office)	National Registered Agents Inc. of NV 1000 East Williams Street, Suite 204 Carson City, Nevada 89701 (800) 550-6724 (Name, address and telephone number of agent for service)

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$7.86

[1]		Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

DIGITAL DIRECT CORP.
Shares of Common Stock
1,000,000 minimum - 2,000,000 Maximum

      Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank, 601 West Main Street, Spokane, Washington 99201. Its telephone number is (800) 756-8000. There is no escrow, trust or similar account in which your subscription will be deposited. The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. As a result, creditors could attach the funds. Only Vadim Degen, our sole officer and director, will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you with interest and without deduction of any kind. We define “promptly” as a period of up to three days. We will return your funds to you in the form of a cashier’s check  sent via Federal Express on the 271st day. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank.

      Our auditors have issued a going concern opinion. This means there is substantial doubt that we will be an ongoing business for the next twelve months.

      There are no minimum purchase requirements.

      Our common stock will be sold by Vadim Degen, our sole officer and director.

       Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share – Minimum	$0.10	$0.030	$0.070
Per Share – Maximum	$0.10	$0.015	$0.085
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

     The difference between the Aggregate Offering Price and the Proceeds to Us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are developing a website, www.digitaldirectcorp.com, that will offer a supply of small electronics. These products will be offered at direct-from-manufacturer prices. We have not generated any revenues and the only operations we have engaged in the creation of the website and the development of a business plan.

     Our principal executive office is located at Zuhldorfer Strasse 1D, Bergfelde 16562 Hohen Neuendorf, Oberhavel, BB, Germany. Our telephone number is (866) 694-0440 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is March 31.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001

Offering price per share	$0.10

Offering period	The shares are being offered for a period not to exceed 270 days.

Net proceeds to us	$70,000 assuming the minimum number of shares is sold. $170,000 assuming the maximum number of shares is sold.

Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering	5,000,000

Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of June 30, 2008	As of March 31, 2008
	(Unudited)	(Audited)

Balance Sheet
Total Assets	$1,741	$50
Total Liabilities	$25,144	$15,159
Stockholders’ Deficit	$(23,403)	$(15,109)

	Three Months	Period from
	Ended June 30, 2008	March 20, 2008 (date of inception)
	(Unaudited)	to March 31, 2008 (Audited)

Income Statement
Revenue	$-0-	$-0-
Total Expenses	$8,294	$15,159
Net Loss	$(8,294)	$(15,159)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Digital Direct Corp.:

     1. Because our auditors have issued a going concern opinion and because our sole officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated in March 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $23,453 of which $15,000 is for legal fees; $5,000 is for accounting fees and $3,453 is for operating expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate distributors who will sell us their equipment and products
*	our ability to attract clients who will buy our products
*	our ability to generate revenues through the sale of our products

     Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. We have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

     We have no clients. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain clients, there is no guarantee that we will be able to locate our clients who will buy our products. If we are unable to attract enough purveyors of their products for resale to us or enough clients to buy the products from us via our website, we will have to suspend or cease operations.

     4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations and operate for one year. It will also enable us to initiate development on our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and “fact sheets.” We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     5. Because we are small and do not have much capital, we must limit marketing our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing our website to potential clients and purveyors of small electronics. The sale of products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or purveyors to sell products profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     6. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our sole officer and director, Vadim Degen, will only be devoting limited time to our operations. Mr. Degen will be devoting approximately 15 hours per week of his time to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     7. Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire individuals or suspend or cease operations.

     Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

     8. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Mr. Degen has no formal training in financial accounting matters, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

     9. If Vadim Degen, our president and sole director, should resign or die, we will not have a chief executive officer which could result in our operations suspending. If that should occur, you could lose your investment.

     Vadim Degen is our sole officer and director. We are extremely dependent upon his to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

     10. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our sole officer and director misappropriate the funds for their own use, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director have the power to appropriate the money we raise. As such, he could withdraw the funds without your knowledge for his own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

     11. Since our headquarters are located in Germany and most of our assets and key personnel are located in Germany, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

     While we are organized under the laws of State of Nevada, our headquarters and sole officer and director are located outside the United States. As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a German court may not permit you to bring an original action in Germany or to enforce in Germany a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

Risks associated with this offering:

     12. Because our sole officer and director who is also our sole promoter, will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

     Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Degen will still own 5,000,000 shares and will continue to control us. As a result after completion of this offering, regardless of the number of shares we sell, Mr. Degen will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

     13. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     14. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000 or $200,000 of the offering is sold.

	$100,000	$200,000

Gross proceeds	$100,000	$200,000
Offering expenses[1]	$30,000	$30,000
Net proceeds	$70,000	$170,000

[1] Of the $30,000 in offering expenses $25,000 will be repaid to Vadim Degen, our president and sole director, for expenses advanced for legal and accounting fees relating to this offering.

The net proceeds will be used as follows:

Legal fees	$15,000	$15,000
Website development	$10,000	$20,000
Database	$10,000	$20,000
Marketing and advertising	$15,000	$30,000
Establishing an office	$10,000	$10,000
Salaries	$0	$55,000
Working capital	$10,000	$20,000

     Total offering expenses to be paid from the proceeds of the offering are $25,000 for legal fees; $200 for printing our prospectus; $4,092 for accounting/administrative fees; $500 for state securities registration fees; $200 for our transfer agent; and $8 for our SEC filing fee. The foregoing are approximations.

     We intend to spend between $10,000 and $20,000 for the preparation of our website which includes the cost of content creation and links to and from our website.

     We intend to develop and maintain a database of all customers and manufacturers and distributors of small electronics. The estimated cost to develop and maintain the database is $10,000 to $20,000.

     Marketing and advertising will be focused on promoting our website to the public and to manufacturers and distributors of small electronics. The advertising campaign will include the design and printing of various sales material. The cost of developing the campaign is estimated to cost between $15,000 to $30,000.

     We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

     If we raise the maximum amount under this offering, we intend to pay salaries to our officers, or, to outside employees or consultants to assist our officers in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our customers.

     Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of June 30, 2008, the net tangible book value of our shares of common stock was a deficit of ($23,403) or approximately ($0.004) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $146,597or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.58% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.42% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 1,500,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $96,597, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $46,597, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.02
Increase to present stockholders in net tangible book value per share
after offering	$123,194
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,000,000
Percentage of ownership after offering	71.42%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$(0.08)
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0.02%
Percentage of capital contributions by new investors	99.98%
Percentage of ownership after offering	28.58%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$(0.08)
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	0.03%
Percentage of capital contributions by new investors	99.97%
Percentage of ownership after offering	23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$(0.09)
Capital contributions	$100,000
Percentage of capital contributions by existing shareholders	0.05%
Percentage of capital contributions by new investors	99.95%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank, 601 West Main Street, Spokane, Washington 99201. Its telephone number is (800) 756-8000. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. There are no finders involved in our distribution. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement; and,
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through Mr. Degen, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Degen is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker-dealer or associated with a broker-dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Degen will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Digital Direct Corp.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out suppliers for products to sell and source out customers to buy our products. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to secure enough suppliers to provide us with equipment and products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy.

     If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Upon completion of our public offering, our specific goal is to profitably sell a comprehensive supply of electronic devices on our Internet website to the public. We intend to accomplish the foregoing by the following steps.

     1. When we complete our public offering, we believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

     2. After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take approximately a week. We have allocated $10,000 for the initial setup of the office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

     3. We plan to retain and website developer create a state of the art website to promote our products. We expect to spend $10,000 to $20,000 for the website which will include graphics and links from our site. We intend to offer electronic products for sale on our website and/or to provide direct links to other websites which we believe will stimulate and interest in our products. We intend to locate and negotiate with manufacturers of electronic devices, to offer the best products and pricing on our website. We also intend to locate smaller, new manufacturers to offer their products on a more exclusive basis. In addition to offering an ever-changing and continually growing array of products for sale, the website will also feature industry information about the products we sell. We will conduct research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of suppliers and manufacturers of small electronics. The cost to of the foregoing is estimated to cost up to $20,000 and could take up to 4 months.

     4. Marketing and advertising will be focused on promoting our website to prospective product manufacturers and retail customers. The advertising campaign may also include the design and printing of various sales materials. We intend to market our website through traditional sources such as advertising in magazines, newspaper advertising, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 to $30,000.

     5. Once the website is fully functional and we have located and negotiated agreements with a suitable number of suppliers to offer their products for sale, we intend to hire one or two part-time salesperson(s) to call on electronics manufacturers and introduce them to our website.

     We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website. This will happen once we negotiate agreements with one or two large manufacturers to offer their products for sale on our website or to enable us to provide a direct link from our website to theirs with a pre-arranged fee structure in place. We expect to be profitable within 12 months of completion of our offering.

     We will not be conducting any research. We are not going to buy or sell any plant or significant equipment during the next twelve months.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

      To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele. We are seeking equity financing to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on March 20, 2008 to June 30, 2008

     During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name “www.digitaldirectcorp.com .” Our loss since inception is $23,453 of which $15,000 is for legal fees; $5,000 is for accounting fees and $3,453 is for operating expenses. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $50.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. This was accounted for as a sale of common stock.

      As of June 30, 2008, our total assets were $1,741 and our total liabilities were $25,144 comprising of $24,985 owning to Vadim Degen, our president and sole director for payments made to our attorney for the incorporation of the company. As of June 30, 2008 we had cash of $1,741.

BUSINESS

General

     We were incorporated in the State of Nevada on March 20, 2008. We are developing a website, www.digitaldirectcorp.com, that will offer a supply of small electronics such as digital cell phones, iPods, MPSs, handheld games, headphones, TVs, DVDs, watches, and digital cameras, as well as other trendy small electronic gadgets that come to our attention. We have not generated any revenues and the only operations we have engaged in, is the creation of the website and the development of a business plan.

     We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

     We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Suppliers

     Our business strategy depends upon our ability to offer private label and third-party branded products, as well as to provide our customers access to third-party services. The products will be comprised of such things as digital cell phones, iPods, MPSs, handheld games, headphones, TVs, DVDs, watches, and digital cameras. We intend to utilize a large number of suppliers located in various parts of the world to obtain merchandise. We do not expect a lack of availability of private label products to have a material impact on our operations. We intend to form relationships with well-recognized companies. In the aggregate, these relationships should have a significant impact on both our operations and financial strategy.

Website

     We intend to create and maintain a website which will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash. The foregoing will allow us to make retail sales of small electronics, promote our products in an attractive fashion, and communicate with our customers on-line.

     The website is intended to be a destination site for small electronics. Initially the site will offer a dozen or so products. As we are able to enter into contracts with manufacturers of electronic products, we intend to expand the products available on our website. Ultimately we hope that our website will become a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced small electronic. We intend to continually source out and negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website. We intend to negotiate discounted pricing from the manufacturers in exchange for offering them access to our database of customers.

     We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

     Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in March 2008. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become a Internet-based retailer focused on the distribution of small electronics.

     The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience.

     Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments. These include: digital cell phones, iPods, MPSs, handheld games, headphones, TVs, DVDs, watches, and digital cameras.

Customer Service

     We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a money back guarantee.

Online Retail Store

     We intend to design our Internet store to be a place for individual consumers to purchase small electronics.

Shopping at our Online Store

     Our online store will be located at www.digitaldirectcorp.com. We believe that the sale of small electronics on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

     Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

     To purchase products, consumers will simply click on the “add to cart” button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. To execute orders, consumers click on the “checkout” button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the “submit” button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

     To pay for orders, a consumer must use a credit card, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

     We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Revenue

We intend to generate revenue from four sources on the website:

1.	Revenues will be generated from the direct sale of products to customers. We would order products on behalf of our customers directly from our suppliers at the time of the order being received from a customer and the products would be shipped directly to the customer. That way we avoid having to carry any inventory that can be costly and become obsolete. We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays.

2.	Revenues will be generated by fees received for sales that originate from our website and are linked to those manufacturers that we will negotiate relationships with. Our customers would link to the manufacturer’s website directly from our site and we would be paid a fee for directing the traffic that result in sales.

3.	We plan to offer banner advertising on our website for new manufacturers hoping to launch new products.

4.	Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell “premium shelf space” on our website.

     We intend to develop and maintain a database of all current customers and manufacturers of electronic devices.

     We intend to develop and launch an advertising campaign to introduce our website to potential customers.

Competition

     The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

     Large retail stores, discount stores, specialty stores including, Apple, RadioShack and Sharper Image, as well as, numerous website offer the same services we will be offering and will be our major competitors. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well established distributors with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection which is different from the norm. We intend to offer attractive, competitive pricing and will be responsive to all our customers’ needs.

Marketing

     We intend to market our website in the United States and in Germany. We intend to target retail consumers. We intend to offer electronic products for sale on our website and/or to provide direct links to other websites which we believe will stimulate and interest in our products. We intend to locate and negotiate with manufacturers of electronic devices, to offer the best products and pricing on our website. We also intend to locate smaller, new manufacturers to offer their products on a more exclusive basis. In addition to offering an ever-changing and continually growing array of products for sale, the website will also feature industry information about the products we sell. We will utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Seasonality

     As with most other specialty retailers, our net sales and operating revenues, operating income and cash flows will be greater during the winter holiday season than during other periods of the year.

Employees; Identification of Certain Significant Employees.

     We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

Offices

     Our principal executive office is located at Zuhldorfer Strasse 1D, Bergfelde 16562 Hohen Neuendorf, Oberhavel, BB, Germany. Our telephone number is (866) 649-0440 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our office is located in the home of our president, Vadim Degen. We use approximately 100 square feet of space in his home on a rent free basis.

Government Regulation

     We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

     In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Positions

Vadim Degen	43	president, principal executive officer, secretary,
Zuhldorfer Strasse,		treasurer, principal financial officer, principal
1D, Bergfelde 16562		accounting officer and sole member of the board of
Hohen Neuendorf		directors.
Oberhavel, BB, Germany

     The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

     Since our inception on March 20, 2008, Vadim Degen has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. From June 2000 to May 2008, Mr. Degen was the president and chief operating officer at Wi-less Tech Ltd., a Canadian company engaged in the business of selling small electronic devices and camera parts/equipment.

     During the past five years, Mr. Degen has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Degen was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Degen’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us since inception through our last fiscal year ended March 31, 2008 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Vadim Degen	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table

Fees
	Earned				Nonqualified
	Or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Vadim Degen	2008	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold

Vadim Degen	5,000,000	100%	5,000,000	71.42%
Zuhldorfer Strasse,
1D, Bergfelde 16562
Hohen Neuendorf
Oberhavel, BB, Germany

[1]	The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Degen is the only "promoter" of our company.

Future sales by existing stockholders

     A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto. A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations. We believe we are not a shell at this time since we have more than nominal operations.

     Shares purchased in this offering, which will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock. There is no assurance a market will ever develop for our common stock.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, Mr. Degen, our sole officer and directors, will own approximately 71.43% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     On March 20, 2008, we issued a total of 5,000,000 shares of restricted common stock to Mr. Degen, our sole officer and director in consideration of $50.

     Further, Mr. Degen has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of June 30, 2008, he advanced us $24,985. Mr. Degen will be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by him. The obligation to him does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Degen or the repayment of the funds to him. The entire transaction was oral.

     Mr. Degen allows us to use approximately 100 square feet of his home for our operations on a rent free basis.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Malone & Bailey, P.C., Independent Registered Public Accountants, 2925 Briarpark, Suite 930, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

     Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Independent Registered Public Accountants.

     Our financial statements from inception to March 31, 2008 (audited) and for the three month period ended June 30, 2008 (unaudited), immediately follow:

DIGITAL DIRECT CORP.
(A Development Stage Company)
BALANCE SHEETS
(unaudited)

	June 30,	March 31,
	2008	2008

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$1,741	$50

TOTAL ASSETS	$1,741	$50

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	159	159
Due to stockholder	$24,985	$15,000

TOTAL CURRENT LIABILITIES	25,144	15,159

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001 par
value; none issued and outstanding	-	-
Common stock, 100,000,000 shares authorized, $0.00001 par
value; 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	-	-
Deficit accumulated during development stage	(23,453)	(15,159)
TOTAL STOCKHOLDERS' DEFICIT	(23,403)	(15,109)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,741	$50

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
STATEMENTS OF EXPENSES
(unaudited)

	Three Months	From March 20,
	Ended	2008 (inception) to
	June 30,2008	June 30, 2008

EXPENSES
Consulting	$3,125	$3,125
General and administrative	169	328
Legal and accounting	5,000	20,000
TOTAL EXPENSES	8,294	23,453

NET LOSS	$(8,294)	$(23,453)

NET LOSS PER COMMON SHARE, BASIC AND
DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
STOCK SHARES OUTSTANDING, BASIC AND
DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(unaudited)

	Three	From March 20,
	Months Ended	2008 (inception) to
	June 30, 2008	June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,294)	$(23,453)
Changes in operating assets and liabilities
Accounts payable	-	159

Net cash used in operating activities	$(8,294)	$(23,294)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	9,985	24,985
Proceed from issuance of common stock		50
Net cash provided by financing activities	9,985	25,035

Net change in cash	1,691	1,741

Cash, beginning of period	50	-

Cash, end of period	$1,741	$1,741

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008

Note 1.  Basis of Presentation

The accompanying unaudited interim financial statements of Digital Direct Corp., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Digital’s Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2008 as reported in the Form S-1 have been omitted.

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies Digital Direct will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Digital Direct be unable to continue as a going concern. As at June 30, 2008, Digital Direct has a working capital deficiency, has not generated revenues and has accumulated losses since inception. The continuation of Digital Direct as a going concern is dependent upon the continued financial support from its shareholders, the ability of Digital Direct to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Digital Directs’ ability to continue as a going concern.

Note 3. Related Party Transactions

On June 30, 2008, Digital Direct owed Vadim Degen, its president and sole director, $24,985 for expenses paid on its behalf for legal, accounting, consulting and administrative fees advanced.

Note 4. Subsequent Events

On August 11, 2008, Vadim Degen, its president and sole director, loaned Digital Direct an additional $5,000 for expenses paid on its behalf for legal, accounting, consulting and administrative fees advanced.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Digital Direct Corp. (A Development Stage Company) Carson City, Nevada

We have audited the accompanying balance sheet of Digital Direct Corp. (a development stage company) as of March 31, 2008 and the related statements of expenses, stockholders' deficit, and cash flows for the period from March 20, 2008 (inception) through March 31, 2008. These financial statements are the responsibility of Digital’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Digital is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Digital’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital as of March 31, 2008, and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Digital will continue as a going concern. As discussed in Note 2 to the financial statements, Digital has a working capital deficiency, has not generated revenues and has accumulated losses since inception, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC www.malone-bailey.com Houston, Texas July 25, 2008

DIGITAL DIRECT CORP.
(A Development Stage Company)
BALANCE SHEET
March 31, 2008

ASSETS

CURRENT ASSETS
Cash on Hand	$50

TOTAL ASSETS	$50

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	159
Due to stockholder	15,000

TOTAL CURRENT LIABILITIES	$15,159

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Common stock, 100,000,000 shares authorized, $0.00001 par value;
5,000,000 shares issued and outstanding	50
Additional paid-in capital	-
Deficit accumulated during development stage	(15,159)
TOTAL STOCKHOLDERS' DEFICIT	(15,109)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$50

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
Statement of Expenses
For the period from March 20, 2008 (inception) to March 31, 2008

EXPENSES
Legal and accounting	15,000
General and Administrative	$159

NET LOSS	$(15,159)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the period from March 20, 2008 (inception) to March 31, 2008

					Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Stock issued for cash on March 20,
2008 at $0.00001 per share	5,000,000	$50	$-	$-	$50

Net loss for the period ended,
March 31, 2008	-	$-	$-	$(15,159)	$(15,159)

Balance, March 31, 2008	5,000,000	$50	$-	$(15,159)	$(15,109)

The accompanying notes are an integral part of these financial statements.

DIGITAL DIRECT CORP.
(A Development Stage Company)
Statement of Cash Flows
For the period from March 20, 2008 (inception) to March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts Payable	159
Net cash used in operating activities	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES	-
Advances from related party	15,000
Proceeds from issuance of common stock	50
Net cash from financing activities	15,050

Net change in cash	50
Cash, beginning of period	-

Cash, end of period	$50

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Digital Direct Corp.
(A Development Stage Company)
Notes to the Financial Statements
Period From March 20, 2008 (Inception)
Through March 31, 2008

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Business. Digital Direct Corp. was incorporated in Nevada on March 20, 2008 for the purpose of distributing digital cameras and camera parts via the world-wide-web.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended March 31, 2008, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Digital Direct considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “ Accounting for Income Taxes ” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recently Issued Accounting Pronouncements. Digital Direct does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

Digital Direct Corp.
(A Development Stage Company)
Notes to the Financial Statements
Period From March 20, 2008 (Inception) Through March 31, 2008

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies Digital will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Digital be unable to continue as a going concern. As at March 31, 2008, Digital has a working capital deficiency, has not generated revenues and has accumulated losses of $15,159 since inception. The continuation of Digital as a going concern is dependent upon the continued financial support from its shareholders, the ability of Digital Direct to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Digital’s ability to continue as a going concern.

Note 3. Related Party Transactions

On March 31, 2008, Digital owed its president and director $15,000 for expenses paid on behalf of Digital for legal fees advanced. The total amount is unsecured, non interest bearing, and has no specific terms for repayment.

Note 4. Common Stock

On March 20, 2008, Digital issued 5,000,000 common shares to its president at $0.00001 per share for $50.

Note 5. Income Taxes

Digital uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Digital incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $15,159 at March 31, 2008, and will expire in the year 2028.

At March 31, 2008, deferred tax assets consisted of the following:
Deferred tax assets	$5,154
Less: valuation allowance	(5,154)
Net deferred tax asset	$-

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$7.86
Printing Expenses	200.00
Accounting Fees and Expenses	4,092.14
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Vadim Degen	March 20, 2008	5,000,000	$50.00
Zuhldorfer Strasse,
1D, Bergfelde 16562
Hohen Neuendorf
Oberhavel, BB, Germany

     We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The transaction took place outside the United States of America with a non-US person.

ITEM 16. EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.		Document Description
3.1	*	Articles of Incorporation.
3.2	*	Bylaws.
4.1	*	Specimen Stock Certificate.
5.1	*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1		Consent of Malone & Bailey, Chartered Accountants
23.2	*	Consent of Conrad C. Lysiak, Esq.
99.1	*	Subscription Agreement.

* Previously Filed

ITEM 17. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

		(b)	reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.	To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Oberhavel, Germany, on this 10th day of September, 2008.

DIGITAL DIRECT CORP.

BY: VADIM DEGEN
Vadim Degen, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors.

     Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date

VADIM DEGEN	President, Principal Executive Officer, Principal	September 10, 2008
Vadim Degen	Principal Accounting Officer, Principal Financial
Officer, Secretary, Treasurer and sole member
of the Board of Directors

EXHIBIT INDEX

Exhibit No.		Document Description

3.1	*	Articles of Incorporation.
3.2	*	Bylaws.
4.1	*	Specimen Stock Certificate.
5.1	*	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the
Securities being registered.
23.1		Consent of Malone & Bailey, P.C., Independent Registered Public Accountants
23.2	*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	*	Subscription Agreement.

* Previously Filed